PROMISSORY NOTE

$6,000                                                                                                                                                                                                                                                            Cornelius, North Carolina
July 29, 2010

        FOR VALUE RECEIVED, the undersigned, Bluesky Systems Corporation, a corporation organized under the laws of Pennsylvania (the "Borrower"), promise to pay to JPF Securities Law, LLC, a Nevada limited liability company (the "Lender"), the principal amount of SIX THOUSAND ($6,000) DOLLARS, together with interest at the rate of ten percent (10%) per annum until paid.  All principal and interest, together with any and all costs and expenses provided for under this Note, shall be due and payable in full within ONE YEAR from the date hereof (the "Maturity Date").

Interest shall be computed on the basis of a 365-day year or 366-day year as applicable and actual days lapsed.  All interest due and payable hereunder which is not paid when due for any reason shall be cumulated and accrue interest at the rate hereunder.

        1.     This Promissory Note (the “Note”) is issued to Lender in connection legal services rendered in preparing the SEC filings and acting as special securities counsel for the Borrower.

        2.     Payment under this Note shall be made to the Lender, in lawful money of the United States of America and in immediately available funds delivered to the Lender at the offices of the Lender at its then principal place of business or at such other place as the Lender or any holder hereof shall designate in writing for such purpose from time to time. If the payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension. All amounts due under this Note shall be payable without defense, set off or counterclaim.

        3.     Payment under this Note shall be applied in the following order: (i) to the payment of interest on the Note; (ii) to the payment of costs and expenses which the Borrower is required to pay pursuant to the provisions of this Note; (iii) to the payment of outstanding principal.

        4.     This Note may be prepaid in whole, but not in part, at any time upon not less than five (5) days written notice of the Borrower's intention to make any such prepayment, which notice shall specify the date of such prepayment.

        5.     Upon the occurrence of any of the following (each an "Event of Default"), all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Lender, and, in the case of an Event of Default pursuant to (a), (b), (c) or (d) below, automatically, be immediately due, payable and collectible by the Lender pursuant to applicable law. The Lender shall have all rights and may exercise any remedies available to it under law, successively or concurrently. The Borrower expressly acknowledges and agrees that the Lender shall have the right to offset any obligations of the Borrower hereunder against other amounts that may be payable to the Borrower by the Lender:

           (a)   Failure to make the principal or interest payment by the due date (whether by acceleration or otherwise) or failure to pay in full;

           (b) The Borrower commences or proposes to commence any bankruptcy, reorganization, arrangement or adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding under any federal, state or other law for the relief of debtors (an "Insolvency Proceeding"); The Borrower fails to obtain the dismissal, within thirty (30) days after the commencement thereof, of any Insolvency Proceeding instituted by one or more third parties, fails actively to oppose any such Insolvency Proceeding, or, in any such Insolvency Proceeding, defaults or files an answer admitting the material allegations upon which such Insolvency Proceeding was based or alleges its willingness to have an order for relief entered;

           (c)  Any receiver, trustee or custodian is appointed by a court of competent jurisdiction to take possession of all or any substantial portion of the assets of the Borrower, the holder of this Note may, at its option, without notice to or demand upon the Borrower or any other party, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note, whereupon the same shall be immediately due and payable; provided that upon the occurrence of an Event of Default under clause (ii) above, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest of notice of any kind in connection with this Note;

(d)  Be, or suffer to have the Borrower be, a party to any Change of Control Transaction1, or sell or dispose of all or in excess of forty-nine (49%) percent of its respective assets (based on book value calculation as reflected in the its most recent financial statements) in one or more transactions (whether or not such sale would constitute a Change of Control Transaction);

In addition, upon the occurrence of an Event of Default, interest shall thereafter accrue on the entire unpaid principal balance under this Note at the rate of eighteen percent (18%) per annum (on the basis of a 360-day year and the actual number of days elapsed) or the highest amount legally permissible. On each anniversary of the date of any Event of Default, all interest which has become payable and is then delinquent shall, without curing the default under this Note by reason of such delinquency, be added to the principal amount due under this Note, and shall thereafter bear interest at the same rate as is applicable to principal, with interest on overdue interest to bear interest, in each case to the fullest extent permitted by applicable law, both before and after default, maturity, foreclosure, judgment and the filing of any petition in a bankruptcy proceeding. In no event shall interest be charged under this Note which would violate any applicable law. If the rate of interest provided for herein would otherwise exceed the maximum rate permitted by applicable law, then the interest rate shall be reduced to the maximum rate permitted by applicable law;

        6.     No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of the Lender or any holder of this Note, and then only to the extent specifically set forth therein.

        7.     If any default occurs in any payment due under this Note, the Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys' fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the holder's rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by any indulgence granted by the holder to the Borrower.

        8.     The Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind, and agree that, they shall remain liable for all amounts due under this Note notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the holder hereof to exercise any rights under this Note. The Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive the right to plead any and all statutes of limitation as a defense to a demand under this Note to the full extent permitted by law.

        9.   This Note shall inure to the benefit of the Lender, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of the Borrower. Each reference herein to powers or rights of the Lender shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

        10.   In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

        11.   This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the principles thereof relating to conflicts of law; provided, that the Lender and each holder hereof reserves any and all rights it may have under federal law, including without limitation those relating to the charging of interest.

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be duly executed the day and year first above written.

BORROWER,

Bluesky Systems Corporation

By:   /s/Duane Bennett
        Duane Bennett
        President

1 "Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 49% of the voting securities of a person, coupled with a replacement of more than one-half of the members of such person's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, or (ii) the merger of such person with or into another entity, consolidation or sale of all or substantially all of the assets of such person in one or a series of related transactions, unless following such transaction, the holders of such person's securities continue to hold at least 40% of such securities following such transaction. The execution by such person of an agreement to which such person is a party or by which it is bound providing for any of the events set forth above in (i) or (ii) does not constitute the occurrence of the event until after the event in fact occurs.